UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Invesco Van Kampen Municipal Opportunity Trust
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	36-3810337
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1555 Peachtree Street, N.E.
Suite 1800
Atlanta, GA 30309
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
Common Shares of Beneficial Interest, Without Par Value	Chicago Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-180596

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Class)

Page 1 of 3 Pages

Amendment No. 2 to Form 8-A

Invesco Van Kampen Municipal Opportunity Trust  (the “Registrant”) hereby amends the Registrant’s Form 8-A, as amended as filed on March 30, 1994 and April 20, 1994 (“Amendment No. 1”) and Form 8-A filed on April 15, 1992, by (1) changing its name from “Van Kampen Merritt Municipal Opportunity Trust,” as set forth in Amendment No. 1, to its current name, “Invesco Van Kampen Municipal Opportunity Trust,” (2) changing its state of organization to Delaware and (3) replacing in its entirety Item 1 of Amendment No. 1 with the following Item 1:

Item 1.	Description of Registrant’s Securities to be Registered.
 The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, without par value, of the Registrant.  The description of the Shares is contained under the heading “Description of Securities to be Issued” and in the related exhibits in the proxy statement/prospectus included in the Registrant’s registration statement on Form N-14, filed under the Securities Act of 1933, as amended, on June 8, 2012 (333-180596), and such description as included in the prospectus filed pursuant to Rule 497 on June 22, 2012 is deemed to be incorporated herein by reference and made part of this registration statement.

Item 2.	Exhibits.

1.	Certificate of Trust

2.	Amended and Restated Agreement and Declaration of Trust

3.	By-Laws

[The remainder of this page was left blank intentionally.  The signature is on the following page.]

Page 2 of 3 Pages

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 10, 2012

Invesco Van Kampen Municipal Opportunity Trust

      By:   /s/John M. Zerr
Name: John M. Zerr
Title: Senior Vice President, Chief Legal Officer and Secretary

Page 3 of 3 Pages